EXECUTION COPY

                               SECURITY AGREEMENT

         This SECURITY AGREEMENT, dated as of December 22, 2005 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this "Agreement"), is made by INTEGRA LIFESCIENCES HOLDINGS CORPORATION, a Delaware corporation (the "Borrower"), and each of the other Persons (such capitalized term and all other capitalized terms not otherwise defined herein to have the meanings provided for in Article I) listed on the signature pages hereof (such other Persons, together with the Additional Grantors (as defined in Section 7.2(b)) and the Borrower are collectively referred to as the "Grantors" and individually as a "Grantor"), in favor of BANK OF AMERICA, N.A., as administrative and collateral agent (in such capacity, the "Administrative Agent") for each of the Secured Parties (as defined in the Credit Agreement referred to below).

                              W I T N E S S E T H:

         WHEREAS, pursuant to a Credit Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the various financial institutions as are, or may from time to time become, parties thereto, the Administrative Agent, Citibank FSB and SunTrust Bank, as Co-Syndication Agents, Royal Bank of Canada and Wachovia Bank, National Association, as Co-Documentation Agents and the other Loan Documents referred to therein, the Secured Parties have agreed to make Credit Extensions and other financial accommodations available to or for the benefit of the Grantors;

         WHEREAS, as a condition precedent to the making of the initial Credit Extension under the Credit Agreement, each Grantor is required to execute and deliver this Agreement; and

         WHEREAS, each Grantor has duly authorized the execution, delivery and performance of this Agreement;

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders to make Credit Extensions (including the initial Credit Extension) to the Borrower pursuant to the Credit Agreement, each Grantor agrees, for the benefit of each Secured Party, as follows:

                                   ARTICLE I
                                  DEFINITIONS

         1.1 Definitions. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):


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         "Account" means a right to payment of a monetary obligation, whether or not earned by performance (and shall include invoices, contracts, rights, accounts receivable, notes, refunds, indemnities, interest, late charges, fees, undertakings, and all other obligations and amounts owing to any Grantor from any Person):

                  (a) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of;

                  (b) for services rendered or to be rendered;

                  (c) for a policy of insurance issued or to be issued;

                  (d) for a secondary obligation incurred or to be incurred;

                  (e) for energy provided or to be provided;

                  (f) for the use or hire of a vessel under a charter or other contract;

                  (g) arising out of the use of a credit or charge card or information contained on or for use with the card; or

                  (h) as winnings in a lottery or other game of chance operated or sponsored by a state, governmental unit of a State, or Person licensed or authorized to operate the game by a State or governmental unit of a State.

         "Account Control Agreement" means an account control agreement in substantially the form of Exhibit A-1 or A-2 hereto, as applicable, or otherwise in form and substance reasonably satisfactory to the Administrative Agent, entered into among a Grantor, the Administrative Agent and the bank or Securities Intermediary where a Deposit Account or Securities Account, respectively, of such Grantor is maintained, as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

         "Additional Grantors" is defined in Section 7.2(b).

         "Administrative Agent" is defined in the preamble.

         "Agreement" is defined in the preamble.

         "Authenticate" means:

                  (a) to sign; or

                  (b) to execute or otherwise adopt a symbol, or encrypt or similarly process a record in whole or in part, with the present intent of the authenticating Person to identify the Person and adopt or accept a record.

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         "Borrower" is defined in the preamble.

         "Chattel Paper" means a record or records that evidence both a monetary obligation and a security interest in specific goods, a security interest in specific goods and software used in the goods, a security interest in specific goods and license of software used in the goods, a lease of specific goods, or a lease of specific goods and license of software used in the goods.

         "Collateral" is defined in Section 2.1.

         "Collateral Account" means, for each Grantor, a deposit account in the name of the Administrative Agent and subject to the sole dominion and control of the Administrative Agent.

         "Commercial Tort Claim" means a claim arising in tort with respect to which:

                  (a) the claimant is an organization; or

                  (b) the claimant is an individual and the claim:

                           (i) arose in the course of the claimant's business or
profession; and

                           (ii) does not include damages arising out of personal
injury to or the death of an individual.

         "Commodity Account" means an account maintained by a Commodity Intermediary in which a Commodity Contract is carried out for a Commodity Customer.

         "Commodity Contract" means a commodity futures contract, an option on a commodity futures contract, a commodity option or any other contract that, in each case, is

                  (a) traded on or subject to the rules of a board of trade that has been designated as a contract market for such a contract pursuant to the federal commodities laws; or

                  (b) traded on a foreign commodity board of trade, exchange or market, and is carried on the books of a Commodity Intermediary for a Commodity Customer.

         "Commodity Customer" means a Person for whom a Commodity Intermediary carries a Commodity Contract on its books.

         "Commodity Intermediary" means:

                  (a) a Person who is registered as a futures commission merchant under the federal commodities laws; or

                  (b) a Person who in the ordinary course of its business provides clearance or settlement services for a board of trade that has been designated as a contract market pursuant to federal commodities laws.

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         "Computer Hardware and Software Collateral" means, to the extent assignable:

                  (a) all computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware;

                  (b) all software programs (including both source code, object code and all related applications and data files), whether now owned or hereafter acquired by each Grantor, designed for use on the computers and electronic data processing hardware described in clause (a) above;

                  (c) all licenses and leases of software programs;

                  (d) all firmware associated therewith;

                  (e) all documentation (including flow charts, logic diagrams, manuals, guides and specifications) with respect to such hardware, software and firmware described in the preceding clauses (a) through (d); and

                  (f) all rights with respect to all of the foregoing, including any and all copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, additions, modifications or model conversions of any of the foregoing.

         "Control" means the act or condition of gaining or maintaining control of collateral by any appropriate method under the UCC.

         "Credit Agreement" is defined in the first recital.

         "Deposit Account" means a demand, time, savings, passbook, or similar account (including all bank accounts, collection accounts and concentration accounts, together with all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing such accounts) maintained with a bank.

         "Documents" means a document of title or a receipt of the type described in Section 7-201(2) of the UCC.

         "Electronic Chattel Paper" means Chattel Paper evidenced by a record or records consisting of information stored in an electronic medium.

         "Entitlement Holder" means a Person identified in the records of a Securities Intermediary as the Person having a Security Entitlement against the

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Securities Intermediary. If a person acquires a Security Entitlement by virtue of Section 8-501(b)(2) or (3) of the UCC, such person is the Entitlement Holder.

         "Equipment" means all machinery, equipment in all its forms, wherever located, including all computers, furniture and furnishings, all other property similar to the foregoing (including tools, parts, rolling stock and supplies of every kind and description), components, parts and accessories installed thereon or affixed thereto and all parts thereof, and all fixtures (other than those which Borrower has no right to remove from the applicable property) and all accessories, additions, attachments, improvements, substitutions and replacements thereto and therefor.

         "Financial Asset" means:

                  (a) a Security;

                  (b) an obligation of a Person or a share, participation or other interest in a Person or in property or an enterprise of a Person, which is, or is of a type, dealt with in or traded on financial markets, or which is recognized in any area in which it is issued or dealt in as a medium for investment; or

                  (c) any property that is held by a Securities Intermediary for another person in a Securities Account if the Securities Intermediary has expressly agreed with the other Person that the property is to be treated as a Financial Asset under Article 8 of the UCC As the context requires, the term Financial Asset shall mean either the interest itself or the means by which a Person's claim to it is evidenced, including a certificated or uncertificated Security, a certificate representing a Security or a Security Entitlement.

         "General Intangible" means any personal property, including things in action, Payment Intangibles and software, other than Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Goods,
Health-Care-Insurance Receivables, Instruments, Investment Property, Letter-of-Credit Rights, letters of credit, money, and oil, gas, or other minerals before extraction.

         "Goods" means all things that are movable when a security interest attaches, including computer programs embedded in goods and any supporting information provided in connection with a transaction relating to the program if
(i) the program is associated with the goods in such a manner that is customarily considered part of the goods, or (ii) by becoming the owner of the goods, a person acquires a right to use the program in connection with the goods.

         "Grantor" and "Grantors" are defined in the preamble.

         "Health-Care-Insurance Receivable" means an interest in or claim under a policy of insurance which is a right to payment of a monetary obligation for health-care goods or services provided.

         "Indemnitee" is defined in Section 6.2.

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         "Instrument" means a negotiable instrument or any other writing that evidences a right to the payment of a monetary obligation, is not itself a security agreement or lease, and is of a type that in ordinary course of business is transferred by delivery with any necessary endorsement or assignment.

         "Inventory" means Goods, other than farm products, which:

                  (a) are leased by a Person as lessor;

                  (b) are held by a Person for sale or lease or to be furnished under a contract of service;

                  (c) are furnished by a Person under a contract of service; or

                  (d) consist of raw materials, work in process, or materials used or consumed in a business,

and includes, without limitation, (i) finished goods, returned goods and materials and supplies of any kind, nature or description which are or might be used in connection with the manufacture, packing, shipping, advertising, selling or finishing of any of the foregoing; (ii) all goods in which a Grantor has an interest in mass or a joint or other interest or right of any kind (including goods in which Grantor has an interest or right as consignee); (iii) all goods which are returned to or repossessed by any Grantor; and (iv) all accessions thereto, products thereof and documents therefor.

         "Investment Property" means all Securities (whether certificated or uncertificated), Security Entitlements, Securities Accounts, Financial Assets, Commodity Contracts and Commodity Accounts of each Grantor; provided, however, that Investment Property shall not include any certificated Securities constituting Collateral (as defined in the Pledge Agreement) or any Securities issued by a Foreign Subsidiary.

         "Letter-of-Credit Right" means a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance, but excludes the right of a beneficiary to demand payment or performance under a letter of credit.

         "Loan Documents" is defined in the Credit Agreement.

         "Material Contract" is defined in the Credit Agreement.

         "Material Contract Collateral" means, with respect to each Grantor, all Material Contracts to which such Grantor is now or may hereafter become a party and all Accounts thereunder, including (i) all rights of such Grantor to receive moneys due and to become due under or pursuant to the Material Contracts, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Material Contracts, (iii) claims of

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such Grantor for damages arising out of or for breach of or default under the
Material Contracts and (iv) the right of such Grantor to terminate the Material Contracts, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder.

         "OFAC" means the U.S. Department of the Treasury's Office of Foreign Assets Control.

         "Payment Intangible" means a general intangible under which the account debtor's principal obligation is a monetary obligation.

         "Pledge Agreement" is defined in the Credit Agreement.

         "Proceeds" means the following property:

                  (a) whatever is acquired upon the sale, lease, license, exchange, or other disposition of the Collateral;

                  (b) whatever is collected on, or distributed on account of, the Collateral;

                  (c) rights arising out of the Collateral; and

                  (d) to the extent of the value of the Collateral and to the extent payable to the debtor or the secured party, insurance payable by reason of the loss or nonconformity of, defects or infringement of rights in, or damage to, the Collateral.

         "Receivables Collateral" means, collectively, Accounts,
Health-Care-Insurance  Receivables, Documents, Instruments and Chattel Paper.

         "Sanctioned Entity" means (i) an agency of the government of, (ii) an organization directly or indirectly controlled by, or (iii) a person resident in a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/eotffc/ofac/sanctions/index.html, or as otherwise published from time to time as such program may be applicable to such agency, organization or person.

         "Sanctioned Person" means a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html, or as otherwise published from time to time.

         "Secured Cash Management Services Agreement" is defined in the Credit Agreement.

         "Secured Obligations" is defined in Section 2.2.

         "Secured Party" is defined in the Credit Agreement.

         "Secured Swap Contract" is defined in the Credit Agreement.

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         "Securities" means any obligations of an issuer or any shares, participations or other interests in an issuer or in property or an enterprise of an issuer which

                  (a) are represented by a certificate representing a security in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer;

                  (b) are one of a class or series or by its terms is divisible into a class or series of shares, participations, interests or obligations; and

                  (c) (i) are, or are of a type, dealt with or traded on securities exchanges or securities markets or (ii) are a medium for investment and by their terms expressly provide that they are a security governed by
Article 8 of the UCC.

         "Securities Account" shall mean an account to which a Financial Asset is or may be credited in accordance with an agreement under which the Person maintaining the account undertakes to treat the Person for whom the account is maintained as entitled to exercise rights that comprise the Financial Asset.

         "Security Entitlements" means the rights and property interests of an Entitlement Holder with respect to a Financial Asset.

         "Security Intermediary" means:

                  (a) a clearing corporation; or

                  (b) a Person, including a bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity.

         "Supporting Obligation" means a Letter-of-Credit Right or secondary obligation that supports the payment or performance of an Account, Chattel Paper, Document, General Intangible, Instrument or Investment Property, including, without limitation, all security agreements, guaranties, leases and other contracts securing or otherwise relating to any such Accounts, Chattel Paper, Documents, General Intangible, Instruments or Investment Property, including Goods represented by the sale or lease of delivery which gave rise to any of the foregoing, returned or repossessed merchandise and rights of stoppage in transit, replevin, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party.

         "Swap Bank" is defined in the Credit Agreement.

         "Swap Contract" is defined in the Credit Agreement.

         "Tangible Chattel Paper" means Chattel Paper evidenced by a record or records consisting of information that is inscribed on a tangible medium.

         "Termination Date" means the date on which the latest of the following events occurs:

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                  (a) the payment in full in cash of the Secured Obligations, other than contingent indemnification obligations;

                  (b) the termination or expiration of the Availability Period; and

                  (c) the termination or expiration of all Letters of Credit and all Secured Swap Contracts to which a Swap Bank is a party.

         "UCC" is defined in the Credit Agreement.

         1.2 Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

         1.3 UCC Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the UCC are used in this Agreement, including its preamble and recitals, with such meanings.

         1.4 Other Interpretive Provisions. The rules of construction in Sections 1.02 to 1.06 of the Credit Agreement shall be equally applicable to this Agreement.

                                   ARTICLE II
                                SECURITY INTEREST

         2.1 Grant of Security. Each Grantor hereby assigns and pledges to the Administrative Agent for its benefit and the ratable benefit of each of the Secured Parties, and hereby grants to the Administrative Agent for its benefit and the ratable benefit of each of the Secured Parties a security interest in, all of its right, title and interest in and to the following, whether now or hereafter existing or acquired (collectively, the "Collateral"):

                    (a) all Equipment of such Grantor;

                    (b) all Inventory of such Grantor;

                    (c) all Receivables Collateral forms, including all Accounts, Documents, Instruments, Health-Care-Insurance Receivables and Chattel Paper, of such Grantor;

                    (d) to the extent not included under clause (c) above, all Material Contract Collateral of such Grantor;

                    (e)  all   General   Intangibles,   including   all  Payment
Intangibles, of such Grantor;

                    (f) all Supporting Obligations of such Grantor;

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                    (g)  all  Investment  Property,   including  all  Securities
Accounts, of such Grantor;

                    (h) all Deposit Accounts of such Grantor;

                    (i) all Commercial Tort Claims of such Grantor described in Part E of Schedule I hereto (as such Schedule may be supplemented from time to time pursuant to Section 4.14 or otherwise);

                    (j) all other Goods of such Grantor;

                    (k) all of such Grantor's books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this Section 2.1;

                    (l) all of such Grantor's other property and rights of every kind and description and interests therein, including all moneys, securities and other property, now or hereafter held or received by, or in transit to, the Administrative Agent or any Secured Party from or for such Grantor, whether for safekeeping, pledge, custody, transmission, collection or otherwise; and

                    (m) all Proceeds of any and all of the foregoing Collateral.

Notwithstanding the foregoing, (i) no account, instrument, chattel paper or other obligation or property of any kind due from, owed by, or belonging to, a Sanctioned Person or Sanctioned Entity, (ii) any lease in which the lessee is a Sanctioned Person or Sanctioned Entity or (iii) any key man life insurance policy of which the Borrower or any Guarantor is a beneficiary shall be Collateral.

         2.2 Security for Secured Obligations. The Collateral of each Grantor under this Agreement secures the prompt and complete payment, performance and observance of all Obligations of such Grantor and the other Loan Parties under the Loan Documents (including such Grantor's Obligations in respect of any Secured Swap Contract and any Secured Cash Management Services Agreement), whether for principal, interest, costs, fees, expenses, indemnities or otherwise and whether now or hereafter existing (all of such obligations being the "Secured Obligations").

         2.3 Continuing Security Interest; Transfer of Credit Extensions. This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the Termination Date, be binding upon each Grantor, its successors, transferees and assigns, and inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and each other Secured Party. Without limiting the generality of the foregoing, any Secured Party may assign or otherwise transfer (in whole or in part) any Commitment or Loan held by it to any other Person, and such other Person shall thereupon become vested with all

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the rights and benefits in respect thereof granted to such Lender under any Loan
Document (including this Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of
Section 10.07 and Article IX of the Credit Agreement.

         2.4 Grantors Remain Liable. Anything herein to the contrary notwithstanding

                  (a) each Grantor shall remain liable under the contracts and agreements included in the Collateral (including the Material Contracts) to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Agreement had not been executed,

                  (b) each Grantor will comply in all material respects with all Laws relating to the ownership and operation of the Collateral, including all registration requirements under applicable Laws, and shall pay when due all taxes, fees and assessments imposed on or with respect to the Collateral, except to the extent the same are being contested in good faith by appropriate actions or proceedings for which adequate reserves in accordance with GAAP have been set aside by such Grantor,

                  (c) the exercise by the Administrative Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral, and

                  (d) neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any such contracts or agreements included in the Collateral by reason of this Agreement, nor shall the Administrative Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

         2.5 Security Interest Absolute. All rights of the Administrative Agent and the security interests granted to the Administrative Agent hereunder, and all obligations of each Grantor hereunder, shall be absolute and unconditional, irrespective of any of the following conditions, occurrences or events:

                  (a) any lack of validity or enforceability of any Loan
Document;

                  (b) the failure of any Secured Party to assert any claim or demand or to enforce any right or remedy against the Borrower, any other Grantor or any other Person under the provisions of any Loan Document or otherwise or to exercise any right or remedy against any other guarantor of, or collateral securing, any Secured Obligation;

                  (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other extension, compromise or renewal of any Secured Obligation, including any increase in the Secured Obligations resulting from the extension of additional credit to any Grantor or any other obligor or otherwise;

                  (d) any reduction, limitation, impairment or termination of any Secured Obligation for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each

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Grantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Secured Obligation or otherwise;

                  (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of any Loan Document;

                  (f) any addition, exchange, release, surrender or non-perfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Secured Obligations; or

                  (g) any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, Borrower, any other Grantor or otherwise.

         2.6 Waiver of Subrogation. Until the Termination Date, no Grantor shall exercise any claim or other rights which it may now or hereafter acquire against any other Grantor that arises from the existence, payment, performance or enforcement of such Grantor's Obligations under this Agreement, including any right of subrogation, reimbursement, exoneration or indemnification, any right to participate in any claim or remedy against any other Grantor or any Collateral which the Administrative Agent now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from any other Grantor, directly or indirectly, in cash or other property or by setoff or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Grantor in violation of the preceding sentence, such amount shall be deemed to have been paid for the benefit of the Secured Parties, and shall forthwith be paid to the Administrative Agent to be credited and applied upon the Secured Obligations, whether matured or unmatured. Each Grantor acknowledges that it will receive direct and indirect benefits for the financing arrangements contemplated by the Loan Documents and that the agreement set forth in this Section is knowingly made in contemplation of such benefits.

         2.7 Release; Termination.

                  (a) Upon any sale, transfer or other disposition of any item of Collateral, whether direct or indirect, of any Grantor in accordance with
Section 7.05 of the Credit Agreement, the Administrative Agent will, at such Grantor's expense and without any representations, warranties or recourse of any kind whatsoever, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that (i) at the time of such request and such release no Event of Default shall have occurred and be continuing and (ii) such Grantor shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release describing the item of Collateral and the terms of the sale, lease, transfer or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a form of release for execution by the Administrative

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Agent (which release shall be in form and substance satisfactory to the
Administrative Agent) and a certificate of such Grantor to the effect that the transaction is in compliance with the Loan Documents and as to such other matters as the Administrative Agent (or the Required Lenders through the Administrative Agent) may reasonably request. The provisions of this Section 2.7(a) shall apply to Dispositions of the capital stock of a Grantor (whether direct or indirect) in compliance with Section 7.05 of the Credit Agreement.

                  (b) Upon the Termination Date, the pledge, assignment and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantor. Upon any such termination, the Administrative Agent will, at the applicable Grantor's expense and without any representations, warranties or recourse of any kind whatsoever, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination and deliver to such Grantor all Instruments, Tangible Chattel Paper and negotiable documents representing or evidencing the Collateral then held by the Administrative Agent.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         Each Grantor represents and warrants unto each Secured Party as set forth in this Article.

         3.1 Scheduled Information. Set forth in the Schedules to this Agreement is the following information for each Grantor, all of which is accurate and complete as of the Closing Date and as of each date on which such Schedules are supplemented pursuant to Section 4.15 hereof:

                  (a) Location of Grantors. Item A of Schedule I hereto identifies for such Grantor (i) the state in which it is organized, (ii) the relevant organizational identification number (or states that one does not exist), and (iii) the principal place of business and chief executive office of such Grantor and the office where such Grantor keeps its records concerning the Collateral, and where the original copies of each Material Contract and all originals of all Tangible Chattel Paper are located.

                  (b) Owned Properties. Except as disclosed in Item C of
Schedule I hereto (as such Schedule may be supplemented from time to time pursuant to Section 4.15 hereof), all of the Equipment and Inventory of such Grantor are located at the places specified in Item B of Schedule I hereto (as such Schedule may be supplemented from time to time pursuant to Section 4.15 hereof), each of which locations is owned by a Grantor.

                  (c) Leased Properties; Warehouses; etc. Except as disclosed in Item C of Schedule I hereto (as such Schedule may be supplemented from time to time pursuant to Section 4.15 hereof), none of the Collateral is in the possession of any consignee, bailee, warehouseman, agent or processor, located on any leased property or subject to the Control of any Person, other than the Administrative Agent, such Grantor or another Grantor.

                  (d) Trade Names. Except as set forth in Item D of Schedule I hereto, such Grantor has no trade names and has not been known by any legal name different from the one set forth on the signature page hereto.

                  (e) Commercial Torts Claims. Item E of Schedule I hereto (as such Schedule may be supplemented from time to time pursuant to Section 4.15 hereof), describes all Commercial Tort Claims owned by each Grantor as of the date hereof and as of the date of each supplement to such Schedule delivered pursuant to Section 4.15 hereof.

                  (f) Government Contracts. Except as notified by such Grantor to the Administrative Agent in writing, such Grantor is not a party to any one or more Federal, state or local government contracts.

         3.2 Negotiable Documents, Instruments, Chattel Paper and Material Contracts. Such Grantor has delivered to the Administrative Agent possession of all originals of all negotiable Documents, Instruments and Tangible Chattel Paper currently owned or held by such Grantor (duly endorsed in blank, if requested by the Administrative Agent), and true and correct copies of each Material Contract.

         3.3 Loan Documents Representations. Each Grantor makes each representation and warranty made in the Credit Agreement and the other Loan Documents by the Borrower or any other Loan Party with respect to such Grantor as if such representation and warranty were expressly set forth herein.

                                   ARTICLE IV
                                   COVENANTS

         Each Grantor covenants and agrees that, until the Termination Date, such Grantor will, unless the Administrative Agent with the consent of the Required Lenders shall otherwise agree in writing, perform the obligations set forth in this Section.

         4.1 As to Collateral Generally.

                  (a) Until such time as the Administrative Agent shall notify the Grantors of the revocation of such power and authority after the occurrence and continuation of any Event of Default, each Grantor (i) may in the ordinary course of its business, at its own expense, sell, lease or furnish under its contracts of service any of the Inventory normally held by such Grantor for such purpose, and use and consume, in the ordinary course of its business, any raw materials, work in process or materials normally held by such Grantor for such purpose, and sell or otherwise dispose of any other Collateral to the extent permitted by Section 7.05 of the Credit Agreement, (ii) will, at its own expense, to the extent commercially reasonable or otherwise as Grantor in good faith deems advisable, endeavor to collect, as and when due, all amounts due with respect to any of the Collateral, including the taking of such action with respect to such collection; and (iii) may grant, in the ordinary course of business, to any party obligated on any of the Collateral, any rebate, refund or allowance to which such party may be lawfully entitled in such Grantor's reasonable determination, and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to such Collateral. The Administrative Agent, however, may, at any time following the occurrence and during the continuance of any Event of Default, whether before or after any revocation of such power and authority or the maturity of any of the Secured Obligations, notify any parties obligated on any of the Collateral to make payment to the Administrative Agent of any amounts due or to become due thereunder and enforce collection of any of the Collateral by suit or otherwise and surrender, release, or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby. Upon request of the Administrative Agent after the occurrence and during the continuance of any Event of Default, each Grantor will, at its own expense, notify any parties obligated on any of the Collateral to make payment to the Administrative Agent of any amounts due or to become due thereunder.

                  (b) The Administrative Agent is authorized to endorse, in the name of each Grantor, any item, howsoever received by the Administrative Agent, representing any payment on or other proceeds of any of the Collateral.

         4.2 Insurance. Each Grantor will maintain or cause to be maintained insurance as provided in Section 6.07 of the Credit Agreement. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required by Section 6.07 of the Credit Agreement or to pay any premium in whole or part relating thereto, the Administrative Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Administrative Agent deems advisable. All sums disbursed by the Administrative Agent in connection with this Section including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Administrative Agent and shall be additional Secured Obligations secured hereby.

         4.3 Transfers and Other Liens. No Grantor shall:

                  (a) sell, assign (by operation of Law or otherwise) or otherwise dispose of any of the Collateral, except as permitted by Section 7.05 of the Credit Agreement; or

                  (b) create or suffer to exist any Lien upon or with respect to any of the Collateral, except for the security interest created by this Agreement and except for Permitted Liens.

         4.4 Inspections and Verification. The Administrative Agent shall have the inspection rights set forth in Section 6.10 of the Credit Agreement.

         4.5 As to Equipment and Inventory. Each Grantor hereby agrees that it shall

                  (a) keep all the Equipment and Inventory (other than Inventory sold in the ordinary course of business) at the places therefor specified in
Section 3.1(b) or (c) unless such Grantor has given at least 10 days' prior written notice to the Administrative Agent of another location, whether by delivery of a supplement to Schedule I hereto delivered pursuant to Section 4.15 hereto or otherwise, and all action, if any, necessary to maintain in accordance with the terms hereof the Administrative Agent's perfected first priority security interest therein (including any action requested pursuant to Section 4.6) shall have been taken with respect to the Equipment and Inventory;

                  (b) cause the Equipment to be maintained, preserved and protected in accordance with Section 6.06 of the Credit Agreement; and

                  (c) pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory, except to the extent the same are being contested in good faith by appropriate actions or proceedings and for which adequate reserves in accordance with GAAP have been set aside.

         4.6 [Intentionally deleted.]

         4.7 As to Accounts, Chattel Paper, Documents and Instruments.

                  (a) Each Grantor shall: (i) keep its principal place of business and chief executive office and the office where it keeps its records concerning the Receivables Collateral and all originals of all Tangible Chattel Paper (until any such Tangible Chattel Paper is delivered to the Administrative Agent pursuant to Section 4.10), located at the places therefor specified in
Section 3.1 unless the Borrower or such Grantor has given at least 30 days' prior written notice to the Administrative Agent, and all actions, if any, necessary to maintain the Administrative Agent's perfected first priority security interest shall have been taken with respect to such Collateral; (ii) not change its name or jurisdiction of organization (whether pursuant to a transaction permitted pursuant to Section 7.04 of the Credit Agreement or otherwise) unless the Borrower or such Grantor has given at least 30 days' prior written notice to the Administrative Agent, and all actions necessary to maintain the Administrative Agent's perfected first priority security interest shall have taken with respect to the Collateral of such Grantor; and (iii) hold and preserve such records and Chattel Paper (or copies of any such Chattel Paper so delivered to the Administrative Agent).

                  (b) Upon written notice by the Administrative Agent to any Grantor, all Proceeds of Collateral received by such Grantor shall be delivered in kind to the Administrative Agent for deposit to the Collateral Account for such Grantor, and such Grantor shall not commingle any such proceeds, and shall hold separate and apart from all other property, all such Proceeds in express trust for the benefit of the Administrative Agent until delivery thereof is made to the Administrative Agent. The Administrative Agent will not give the notice referred to in the preceding sentence unless there shall have occurred and be continuing any Event of Default. No funds, other than Proceeds of Collateral of a Grantor, will be deposited in the Collateral Account for such Grantor.

                  (c) The Administrative Agent shall have the right to apply any amount in the Collateral Account to the payment of any Secured Obligations which are due and payable or payable upon demand, or to the payment of any Secured Obligations at any time that any Event of Default shall exist. Subject to the rights of the Administrative Agent, the Borrower on behalf of each Grantor shall have the right on each Business Day, with respect to and to the extent of collected funds in the Collateral Account, to require the Administrative Agent to purchase any cash equivalent Investment permitted under Section 7.02 of the Credit Agreement, provided that, in the case of certificated securities, the Administrative Agent will retain possession thereof as Collateral and, in the case of other Investment Property, the Administrative Agent will take such actions, including registration of such Investment Property in its name, as it shall determine is necessary to perfect its security interest therein. The Administrative Agent may at any time and shall promptly following any Grantor's request therefor, so long as no Event of Default has occurred and is continuing, transfer to such Grantor's general demand deposit account at the Administrative Agent or its bank (if not the Administrative Agent) any or all of the collected funds in the Collateral Account; provided, however, that any such transfer shall not be deemed to be a waiver or modification of any of the Administrative Agent's rights under this Section. None of the Grantors will, without the Administrative Agent's prior written consent, grant any extension of the time of payment of any Receivables Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged.

         4.8 As to the Material Contracts. Each Grantor shall at its expense furnish to the Administrative Agent promptly upon receipt thereof copies of all material notices, requests and other documents received by such Grantor under or pursuant to the Material Contracts, and from time to time furnish to the Administrative Agent such information and reports regarding the Material Contracts as the Administrative Agent may reasonably request and otherwise comply with the provisions regarding Material Contracts set forth in Section
6.13 of the Credit Agreement.

         4.9 Chattel Paper. Each Grantor will deliver to the Administrative Agent all Tangible Chattel Paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Administrative Agent. Each Grantor will provide the Administrative Agent with Control of all Electronic Chattel Paper, by having the Administrative Agent identified as the assignee of the records(s) pertaining to the single authoritative copy thereof and otherwise complying with the applicable elements of Control set forth in the UCC. Each Grantor will also deliver to the Administrative Agent all security agreements securing any Chattel Paper and execute UCC financing statement amendments assigning to the Administrative Agent any UCC financing statements filed by such Grantor in connection with such security agreements. Each Grantor will mark conspicuously all Chattel Paper with a legend, in form and substance satisfactory to the Administrative Agent, indicating that such Chattel Paper is subject to the Liens created hereunder.

         4.10 Letters of Credit. Each Grantor will deliver to the Administrative Agent all Letters of Credit in which it is the beneficiary thereof, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Administrative Agent. Each Grantor will take any and all actions necessary (or requested by the Administrative Agent), from time to time, to cause the Administrative Agent to obtain exclusive Control of any Letter-of-Credit Rights owned by such Grantor in a manner acceptable to the Administrative Agent.

         4.11 Commercial Tort Claims. Each Grantor shall advise the Administrative Agent promptly upon such Grantor becoming aware, after the date hereof, that it owns any additional Commercial Tort Claims in excess of $1,000,000. With respect to any such Commercial Tort Claims, such Grantor will execute and deliver such documents as the Administrative Agent deems necessary to describe, create, perfect and protect the Administrative Agent's first priority security interest in such Commercial Tort Claim.

         4.12 Bank Accounts; Securities Accounts. Upon the occurrence and during the continuance of an Event of Default and upon request by the Administrative Agent, each Grantor shall enter into an Account Control Agreement with each financial institution with which such Grantor maintains from time to time any Deposit Account or any Securities Account. Each Grantor hereby grants to the Administrative Agent, for the benefit of the Administrative Agent and the Secured Parties, a continuing security interest in all such Deposit Accounts and Securities Accounts and all funds and Investment Property at any time paid, deposited, credited or held in such Deposit Accounts and Securities Accounts (whether for collection, provisionally or otherwise) or otherwise in the possession of such financial institutions, and each such financial institution shall act as the Administrative Agent's agent in connection therewith.

         4.13 Further Assurances, etc.

                  (a) Each Grantor agrees that, from time to time at its own expense, such Grantor will promptly execute and deliver all further documents, financing statements, agreements and instruments, and take all such further action, which may be required under applicable Law, or which the Administrative Agent or Required Lenders may reasonably request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor will take each of the following actions:

                       (i) [intentionally deleted.]

                       (ii) if any Account shall be evidenced by a promissory note or other instrument or negotiable document, deliver and pledge to the Administrative Agent hereunder such promissory note, instrument or negotiable document duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Administrative Agent;

                       (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices (including any assignment of claim form under or pursuant to the federal assignment of claims statute, 31 U.S.C. ss. 3726, any successor or amended version thereof or any regulation promulgated under or pursuant to any version thereof), as may be necessary, or as the Administrative Agent may reasonably request, in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Administrative Agent hereby;

                       (iv) furnish to the Administrative Agent, from time to time at the Administrative Agent's request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail;

                       (v) take all actions that the Administrative Agent deems necessary or advisable to enforce collection of the Receivables Collateral;

                       (vi) if requested by the Administrative Agent, cause the landlord, bailee, warehouseman or processor with Control over any Equipment or Inventory of such Grantor to enter into a waiver agreement or to transfer any such Equipment or Inventory to warehouses designated by the Administrative Agent;

                       (vii) if requested by the Administrative Agent, each Grantor which owns or leases Equipment which is subject to a certificate of title statute that requires notation of a lien thereon to perfect a security interest therein shall deliver to the Administrative Agent all original certificates of title for such Equipment, shall take all necessary steps to cause the Administrative Agent's security interest be perfected in accordance with such statute and deliver to the Administrative Agent a schedule in reasonable detail describing such Equipment, registration number, license number and all other information required to comply with such statute; provided, however, that until the Administrative Agent makes such a request under this clause, the parties hereto acknowledge that the security interest of the Administrative Agent in such Collateral has not been perfected and all the representations and warranties, covenants and Events of Default contained herein and in the other Loan Documents which would otherwise be violated shall be deemed modified to reflect the foregoing and not be violated;

                       (viii) if requested by the Administrative Agent upon the occurrence and during the continuance of an Event of Default, cause each bank or Securities Intermediary with which any Grantor maintains a Deposit Account or Securities Account to enter into an Account Control Agreement with respect thereto;

                       (ix) from time to time, promptly following the Administrative Agent's request, execute and deliver confirmatory written instruments pledging to the Administrative Agent the Collateral, but any such

Grantor's failure to do so shall not affect or limit the security interest granted hereby or the Administrative Agent's other rights in and to the Collateral; and

                       (x) notify the Agent promptly of any Collateral which constitutes a claim against the United States government or any instrumentality or agent thereof in excess of $1,000,000, the assignment of which is restricted by federal law. Upon the request of the Agent, Grantor shall take such steps as may be necessary to comply with any applicable federal assignment of claims laws or other comparable laws.

                  (b) With respect to the foregoing and the grant of the security interest hereunder, each Grantor hereby authorizes the Administrative Agent to Authenticate and to file one or more financing or continuation statements, and amendments thereto, for the purpose of perfecting, continuing, enforcing or protecting the security interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Administrative Agent as secured party. A carbon, photographic, telecopied or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by Law.

         4.14 Supplements to Scheduled Information. Without limiting the generality of Section 4.14, concurrently with the delivery by the Borrower of each Compliance Certificate pursuant to Section 6.02(b) of the Credit Agreement, the Borrower, on behalf of each Grantor, shall deliver to the Administrative Agent the following applicable supplements to the Schedules hereto in such form as shall be reasonably satisfactory to the Administrative Agent, together with a certificate of Responsible Officers certifying that, as of the date thereof and after giving effect to the supplements to such Schedules delivered therewith, the representations and warranties in Article III hereof are true and correct in all material respects:

                  (a) a supplement to Item B of Schedule I hereto identifying any new location owned by a Grantor where any Equipment or Inventory of such Grantor may be located which is not already identified on such Schedule;

                  (b) a supplement to Item C of Schedule I hereto identifying any new consignee, warehouseman, agent, bailee, processor, leased property or other similar location where any Equipment or Inventory of such Grantor is located which is not already identified on such Schedule; and

                  (c) a supplement to Item E of Schedule I hereto describing any new Commercial Tort Claim owned by such Grantor which is not described on such
Schedule in excess of $1,000,000.

         4.15 Amendments or Terminations Not Authorized. Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to a financing statement filed in favor of the Agent without the prior written consent of the Agent and agrees that it will not do so without the prior written consent of the Agent, subject to Grantor's rights under Section 9-5.13(c) of the UCC.

         4.16 Certain Property. No Grantor owns (a) standing timber that is to be cut and removed under a conveyance or contract for sale, (b) animals, (c) crops grown, growing, or to be grown, even if the crops are produced on trees, vines or bushes, or (d) manufactured homes.

                                   ARTICLE V
                            THE ADMINISTRATIVE AGENT

         5.1 Appointment as Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take, upon the occurrence and during the continuance of any Event of Default, any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement. Without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

                  (a) (i) demand payment of its Receivables Collateral; (ii) enforce payments of its Receivables Collateral by legal proceedings or otherwise; (iii) exercise all of its rights and remedies with respect to proceedings brought to collect its Receivables Collateral; (iv) sell or assign its Receivables Collateral upon such terms, for such amount and at such times as the Administrative Agent deems advisable; (v) settle, adjust, compromise, extend or renew any of its Receivables Collateral; (vi) discharge and release any of its Receivables Collateral; (vii) prepare, file and sign such Grantor's name on any proof of claim in bankruptcy or other similar document against any obligor of any of its Receivables Collateral; (viii) notify the post office authorities to change the address for delivery of such Grantor's mail to an address designated by the Administrative Agent, and open and dispose of all mail addressed to such Grantor; (ix) endorse such Grantor's name upon any Chattel Paper, document, instrument, invoice, or similar document or agreement relating to any Receivables Collateral or any goods pertaining thereto; and (x) endorse such Grantor's name upon any Chattel Paper, document, instrument, invoice, or similar document or agreement relating to any Receivables Collateral or any goods pertaining thereto;

                  (b) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

                  (c) execute, in connection with any sale or other disposition provided for in Section 6.1, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

                  (d) (i) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (ii) ask or demand for, collect, and receive payment of and give receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (iii) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (iv) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (v) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (vi) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (vii) notify, or require any Grantor to notify, Account Debtors to make payment directly to the Administrative Agent and change the post office box number or other address to which the Account Debtors make payments; and (viii) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things that the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Secured Parties' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

         Each Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

         5.2 Administrative Agent May Perform. If any Grantor fails to perform any agreement contained herein after any applicable cure period, the Administrative Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Administrative Agent incurred in connection therewith shall be payable by such Grantor pursuant to Section 6.2.

         5.3 Administrative Agent Has No Duty.

                  (a) In addition to, and not in limitation of, Section 2.4, the powers conferred on the Administrative Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty or obligation on it to exercise any such powers. Neither the Administrative Agent nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof (including the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral). Neither the Administrative Agent nor any of its officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

                  (b) Each Grantor assumes all responsibility and liability arising from or relating to the use, sale or other disposition of the Collateral. The Secured Obligations shall not be affected by any failure of the Administrative Agent to take any steps to perfect the security interest granted hereunder or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release any Grantor from any of its Secured Obligations.

                                   ARTICLE VI
                                   REMEDIES

                  6.1 Certain Remedies. If any Event of Default shall have occurred and be continuing:

                  (a) The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC and also may take the following actions:

                       (i) require each Grantor to, and each Grantor hereby agrees that it will, at its expense and upon the request of the Administrative Agent forthwith, assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at its premises or another place designated by the Administrative Agent (whether or not the UCC applies to the affected Collateral);

                       (ii) without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale, at any of the Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by Law, at least ten days' prior notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned;

                       (iii) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral.

                  (b) All cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Administrative Agent, be held, to the extent permitted under applicable Law, by the Administrative Agent as additional collateral security for all or any part of the Secured Obligations, and/or then or at any time thereafter shall be applied (after payment of any amounts payable to the Administrative Agent pursuant to Section
10.04 of the Credit Agreement and Section 6.2 below) in whole or in part by the Administrative Agent for the ratable benefit of the Secured Parties against all or any part of the Secured Obligations in accordance with Section 8.03 of the Credit Agreement. Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after payment in full of all the Secured Obligations, and the termination of all Commitments, shall be paid over to the Grantors or to whomsoever may be lawfully entitled to receive such surplus.

                  (c) The Administrative Agent may exercise any and all rights and remedies of each Grantor under or in connection with the Collateral, including the right to sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of any Grantor for the Obligations or under this Agreement or any other Loan Document and the Material Contracts or otherwise in respect of the Collateral, including any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, any Collateral.

The Administrative Agent shall give the Grantors 10 days' written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-612 of the UCC) of the Administrative Agent's intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by Law, private) sale made pursuant to this Section, any Secured Party may bid for or purchase, free (to the extent permitted by Law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by Law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. The Secured Obligations shall not be affected by any failure of the Administrative Agent to take any steps to perfect the security interest granted hereunder or to collect or realize upon the Collateral, nor shall loss or damage to the Collateral release any Grantor from any of its Secured Obligations.

         6.2 Indemnity and Expenses. Each Grantor agrees to jointly and severally indemnify and hold harmless the Administrative Agent (and any sub-agent thereof), each other Secured Party, and each Related Party of any of the foregoing Persons (each, such Person being called an "Indemnitee") against, and hold each harmless from, any and all losses, claims, damages, liabilities, and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by a third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of, this Agreement and the other Loan Documents (including enforcement of this Agreement and other Loan Documents; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities and related expenses
(x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by a Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if such Loan Party has obtained a final and nonappealable judgment in its favor of such claim as determined by a court of competent jurisdiction. Each Grantor will upon demand pay to the Administrative Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of any experts and agents, which the Administrative Agent may incur in connection with the following:

                  (a) the administration of this Agreement and the other Loan Documents;

                  (b) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral;

                  (c) the exercise or enforcement of any of the rights of the Administrative Agent or the Secured Parties hereunder; or

                  (d) the failure by any Grantor to perform or observe any of the provisions hereof.

The agreements in this Section 6.2 shall survive the termination of the Commitments and the repayment, satisfaction or discharge of the other Obligations.

         6.3 Waivers. Each Grantor hereby waives any right, to the extent permitted by applicable Law, to receive prior notice of or a judicial or other hearing with respect to any action or prejudgment remedy or proceeding by the Administrative Agent to take possession, exercise control over or dispose of any item of Collateral where such action is permitted under the terms of this Agreement or any other Loan Document or by applicable Laws or the time, place or terms of sale in connection with the exercise of the Administrative Agent's rights hereunder. Each Grantor waives, to the extent permitted by applicable Laws, any bonds, security or sureties required by the Administrative Agent with respect to any of the Collateral. Each Grantor also waives any damages (direct, consequential or otherwise) occasioned by the enforcement of the Administrative Agent's rights under this Agreement or any other Loan Document, including, the taking of possession of any Collateral or the giving of notice to any Account Debtor or the collection of any Receivables Collateral, all to the extent that such waiver is permitted by applicable Laws. Each Grantor also consents that the Administrative Agent, in connection with the enforcement of the Administrative Agent's rights and remedies under this Agreement, may enter upon any premises owned by or leased to it without obligations to pay rent or for use and occupancy, through self-help, without judicial process and without having first obtained an order of any court. These waivers and all other waivers provided for in this Agreement and the other Loan Documents have been negotiated by the parties and each Grantor acknowledges that it has been represented by counsel of its own choice and has consulted such counsel with respect to its rights hereunder.

                                  ARTICLE VII
                            MISCELLANEOUS PROVISIONS

         7.1 Loan Document.

                  (a) This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

                  (b) Concurrently herewith certain of the Grantors are executing and delivering the Pledge Agreement pursuant to which such Grantor is pledging all the certificated Investment Property and Instruments of such Grantor. Such pledges shall be governed by the terms of the Pledge Agreement and not by this Agreement.

         7.2 Amendments, etc.; Additional Grantors; Successors and Assigns.

                  (a) No amendment to or waiver of any provision of this Agreement nor consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and, with respect to any such amendment, by the Grantors, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  (b) Upon the execution and delivery by any Person of a Joinder Agreement, (i) such Person shall be referred to as an "Additional Grantor" and shall be and become a Grantor, and each reference in this Agreement to "Grantor" shall also mean and be a reference to such Additional Grantor and (ii) the schedule supplements attached to each Security Agreement shall be incorporated into and become a part of and supplement Schedules I and II hereto, as appropriate, and the Administrative Agent may attach such schedule supplements to such Schedules, and each reference to such Schedules shall mean and be a reference to such Schedules, as supplemented pursuant hereto.

                  (c) Upon the delivery by the Borrower of each certificate of Responsible Officers certifying supplements to the Schedules to this Agreement pursuant to Section 4.15, the schedule supplements attached to each such certificate shall be incorporated into and become a part of and supplement Schedules I and II hereto, as appropriate, and the Administrative Agent may attach such schedule supplements to such Schedules, and each reference to such Schedules shall mean and be a reference to such Schedules, as supplemented pursuant hereto.

                  (d) This Agreement shall be binding upon each Grantor and its successors, transferees and assigns and shall inure to the benefit of the Administrative Agent and each other Secured Party and their respective successors, transferees and assigns; provided, however, that no Grantor may assign its obligations hereunder without the prior written consent of the Administrative Agent.

         7.3 Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and mailed, delivered or transmitted by telecopier to each party hereto at the address set forth in Section 10.02 of the Credit Agreement (with any notice to a Grantor other than the Borrower being delivered to such Grantor in care of the Borrower). All such notices and other communications shall be deemed to be given or made at the times provided in
Section 10.02 of the Credit Agreement.

         7.4 Section Captions. Section captions used in this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.

         7.5 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         7.6 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

         7.7 Governing Law, Etc.

                  (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND PERFORMED ENTIRELY WITHIN SUCH STATE, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK; PROVIDED THAT THE ADMINISTRATIVE AGENT SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                  (b) EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY SHALL BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY OTHER SECURED PARTY HERETO MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

                  (c) EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY

IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

                  (d) EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 7.3. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

         7.8 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         7.9 Entire Agreement. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES OR BY PRIOR OR CONTEMPORANEOUS WRITTEN AGREEMENTS. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                                     INTEGRA LIFESCIENCES HOLDINGS CORPORATION, a Delaware corporation


                                     By: David B. Holtz
                                     -------------------------------------------
                                     Name: David B. Holtz
                                     Title: Senior Vice President, Finance


                                     INTEGRA LIFESCIENCES CORPORATION, a
                                     Delaware corporation


                                     By: David B. Holtz
                                     -------------------------------------------
                                     Name: David B. Holtz
                                     Title: Senior Vice President, Finance


                                     INTEGRA LIFESCIENCES INVESTMENT
                                     CORPORATION, a Delaware corporation


                                     By: David B. Holtz
                                     ------------------------------------------
                                     Name: David B. Holtz
                                     Title: Vice President and Treasurer


                                     INTEGRA OHIO, INC., a Delaware corporation


                                     By: David B. Holtz
                                     -------------------------------------------
                                     Name: David B. Holtz
                                     Title: Vice President and Treasurer

                                     INTEGRA MASSACHUSETTS, INC., a Delaware
                                     corporation


                                     By: David B. Holtz
                                     ------------------------------------------
                                     Name: David B. Holtz
                                     Title: Vice Preisdent and Treasurer


                                     INTEGRA CLINICAL EDUCATION INSTITUTE, INC., a Delaware corporation


                                     By: David B. Holtz
                                     ------------------------------------------
                                     Name: David B. Holtz
                                     Title: Vice President and Treasurer


                                     INTEGRA HEALTHCARE PRODUCTS LLC , a
                                     Delaware limited liability company


                                     By:  Integra LifeSciences Corporation, its
                                          sole member


                                     By: David B. Holtz
                                     -------------------------------------------
                                     Name: David B. Holtz
                                     Title: Vice President and Treasurer


                                     J. JAMNER SURGICAL INSTRUMENTS, INC., a
                                     Delaware corporation


                                     By: David B. Holtz
                                     -------------------------------------------
                                     Name: David B. Holtz
                                     Title: Vice President and Treasurer

                                     JARIT INSTRUMENTS, INC., a Delaware
                                     corporation


                                     By: David B. Holtz
                                     -------------------------------------------
                                     Name: David B. Holtz
                                     Title: Vice President and Treasurer


                                     INTEGRA SELECTOR CORPORATION, a Delaware corporation


                                     By: David B. Holtz
                                     -------------------------------------------
                                     Name: David B. Holtz
                                     Title: Vice President and Treasurer


                                     INTEGRA NEUROSCIENCES PR, INC., a Delaware corporation


                                     By: David B. Holtz
                                     -------------------------------------------
                                     Name: David B. Holtz
                                     Title: Vice President and Treasurer


                                     SPINAL SPECIALTIES, INC., a Delaware
                                     corporation


                                     By: David B. Holtz
                                     -------------------------------------------
                                     Name: David B. Holtz
                                     Title: Vice President and Treasurer


                                     INTEGRA NEUROSCIENCES (IP), INC., a
                                     Delaware corporation


                                     By: David B. Holtz
                                     ------------------------------------------
                                     Name: David B. Holtz
                                     Title: Vice President and Treasurer

                                     INTEGRA NEUROSCIENCES (INTERNATIONAL),
                                     INC., a Delaware corporation


                                     By: David B. Holtz
                                     -------------------------------------------
                                     Name: David B. Holtz
                                     Title: Vice President and Treasurer


                                     INTEGRA LIFESCIENCES (FRANCE) LLC, a
                                     Delaware limited liability company


                                     By:  Integra NeuroSciences
                                          (International), Inc., its sole member


                                     By: David B. Holtz
                                     -------------------------------------------
                                     Name: David B. Holtz
                                     Title: Vice President and Treasurer

ACKNOWLEDGED AND ACCEPTED:

BANK OF AMERICA, N.A.,
     as Administrative Agent

By: /s/ Amie L. Edwards
    -----------------------
    Name: Amie L. Edwards
    Title: Vice President